                                                            EXHIBIT 10(b)
                     AMENDMENT OF RETIREMENT AGREEMENT
                         WITH G. WILLIAM SEAWRIGHT


Agreement made as of April 21, 1997 by Stanhome Inc., a Massachusetts corporation with its principal place of business at 333 Western Avenue, Westfield, Massachusetts 01085 (the "Company") and G. William Seawright of 22 Gale Road, Bloomfield, Connecticut 06002-1508 ("Seawright").

WHEREAS, the Company and Seawright have previously entered into a Retirement Agreement dated November 9, 1993 ("the Retirement Agreement"); and

WHEREAS, the Stanhome Inc. Supplemental Pension Plan (the "Plan") is being amended to provide for certain additional benefits to the Company's non-Director key executives in the event of termination of employment under certain circumstances; and

WHEREAS, Seawright is excluded from participation in the Plan and the Company desires to provide for such benefits under the Retirement
Agreement; and

WHEREAS, the Company and Seawright wish to amend the Retirement Agreement in a manner consistent with the Plan and in certain other respects as well;

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties do hereby amend the Agreement as set forth below, effective as of the date hereof:

1. Subparagraph 2(b) of the Retirement Agreement is amended in its entirety to read:

      "Notwithstanding any provision of Paragraph 2 to the contrary, if Seawright's employment terminates involuntarily at any time (including before August 28, 1998) for any reason other than cause, he shall be entitled to receive the benefit determined under Subparagraph 2(a) as if his age on termination were his actual age plus five years; but such benefit shall not be payable before his (actual) fifty-seventh (57th) birthday."

2. Paragraph 7 of the Retirement Agreement is amended to designate the existing paragraph as subparagraph (a) thereof and to add a new subparagraph (b) to read as follows:

      "(b) Notwithstanding any otherwise applicable provision of this agreement to the contrary, the retirement benefits due to Seawright (or his beneficiary) under this Agreement, if any, shall be paid in a lump sum upon the occurrence of (i) a termination of Seawright's employment under circumstances that entitle Seawright to payment of a severance benefit under Paragraph 1 of the "Change in Control Agreement" dated November 9, 1993 between the Company and Seawright (or, if at the time of such termination the Change in Control Agreement is no longer in effect, under circumstances that would entitle Seawright to such payment if such Agreement were in effect), or (ii) a Change in Control (as defined in the Change in Control Agreement) at any time following Seawright's termination of employment from the Company. Such lump-sum payment shall be the present value of the benefit payable to Seawright hereunder using the Pension Benefit Guaranty Corporation immediate annuity interest rate as is in effect for the month in which the payment is made and the mortality table based on the UP-1984 Table, all as in accordance with generally acceptable actuarial principles."

3. The third Subparagraph under Paragraph 5 of the Retirement Agreement ("Annual Compensation") is replaced by the following Subparagraph:

      "In the event that benefits become payable under Subparagraph 2(b) or 4(a) and Seawright's employment is terminated involuntarily for any reason other than cause prior to completion of five years of service, the "average annual compensation" used in determining benefits payable thereunder shall be the product of (a) the sum of the compensation received during his employment by the Company to the date of death, or termination, divided by the number of full months (and giving a proportionate effect to any partial month) of employment used to determine the sum of the compensation and (b)12."

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.


                                          STANHOME INC.


                                          By:/s/Anne Lee Verville


                                             /s/G. William Seawright
                                             G. William Seawright